FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

        THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is made effective this 8th day of July, 2003 by and among LASALLE BUSINESS CREDIT, LLC, successor by merger to LaSalle Business Credit, Inc., as Agent (“Agent”) for STANDARD FEDERAL BANK NATIONAL ASSOCIATION (“Lender”), MEDICAL TECHNOLOGY SYSTEMS, INC. (“MTS”) and MTS PACKAGING SYSTEMS, INC. (“Packaging”, and with MTS, each a “Borrower” and collectively, the “Borrowers”.

BACKGROUND

       A.     Agent, Lender and Borrowers previously entered into that certain Loan and Security Agreement dated June 26, 2002 (as the same may be amended from time to time, the “Loan Agreement”).

       B.     On or about October 15, 2002, MTS formed MTS Packaging Systems International Ltd., a company formed under the laws of England and Wales (the “UK Company”).

       C.     MTS has transferred, or is in the process of transferring, to the UK Company accounts and inventory as described on Schedule 1 hereto having a value in excess of One Hundred Thousand Dollars ($100,000.00) (the “Transferred Assets”).

       D.     Borrowers have requested that (1) the Agent and Lender consent to the formation of the UK Company, (2) notwithstanding the terms set forth in Sections 12(o) and 13(d)) of the Loan Agreement, the UK Company be permitted to be a Guarantor under the Loan Agreement rather than a Borrower despite it having assets in excess of One Hundred Thousand Dollars ($100,000.00) in value; (3) notwithstanding any contrary provision of the Loan Agreement or any document relating thereto, the UK Company not be required to grant a security interest in any of its assets (including, without limitation, any intellectual property), and (4) notwithstanding any contrary provision of the Loan Agreement, or any document related thereto, the UK Company be permitted to maintain its assets in any location outside the United States as the UK Company may desire.

       E.      Agent, Lender and Borrowers also desire to amend the Loan Agreement in accordance with the terms and conditions set forth herein.

       F.     Capitalized terms used herein and not otherwise defined shall have the meanings provided for such terms in the Loan Agreement.

        NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

       1.     Lender’s Consents and Agreements Regarding the UK Company.

              (a)      Agent and Lender hereby consent and agree to the following with respect to the UK Company (notwithstanding any contrary provision of the Loan Agreement or any document related thereto): (i) MTS may form the UK Company as a wholly-owned, direct or indirect Subsidiary of MTS, (ii) the UK Company shall be a Guarantor under the Loan Agreement rather than a Borrower, despite the value of the UK Company’s assets exceeding One Hundred Thousand Dollars ($100,000.00), (iii) the UK Company shall not be required to grant a security interest in any of its assets, including, without limitation, any intellectual property, and (iv) the UK Company shall be permitted to maintain its assets in any location outside the United States as the UK Company may desire. Agent’s and Lender’s consent herein is contingent upon the execution and delivery to Agent of the following documents:

                         (i)        Certified copies of the formation and governing documents of the UK Company;

                         (ii)       Continuing Unconditional Guaranty executed by the UK Company, in form and substance acceptable to Lender (the “Guaranty”);

                         (iii)       Amendment to that certain Securities Pledge Agreement dated June 26, 2002 executed by MTS, in form and substance acceptable to Lender; and

                         (iv)      Original Stock Certificates of the UK Company and blank stock powers therefor.

              (b)      Agent’s and Lender’s consent and agreement in this Amendment with respect to the UK Company is limited to the matters expressly set forth in Section 1(a) above. Nothing in this Amendment nor in any of the documents executed in connection herewith shall be deemed an obligation, agreement or commitment by Agent and/or Lender to agree to any other amendments or modifications to the Loan Agreement or any of the other Loan Documents, including, without limitation, any future deviation from the requirements set forth in Section 13(d) of the Loan Agreement.

2.           Agreement and Representation Regarding the UK Company. Borrowers do hereby represent and warrant that the UK Company is a wholly owned, direct or indirect, subsidiary of MTS.

3.            Definitions.

               (a)     Section 1 of the Loan Agreement is hereby amended by adding the following definition:

““Amortization Difference” shall mean the following amounts as of the following dates: (a) One Hundred Thirty-Eight Thousand Eighty Hundred Eighty-Nine and 34/100 Dollars ($138,889.43) as of September 30, 2003, (b) Three Hundred Forty-Seven Thousand Two Hundred Twenty-Three and 35/100 Dollars ($347,223.35) as of December 31, 2003, (c) Four Hundred Sixteen Thousand Six Hundred Sixty-Eight and 02/100 Dollars ($416,668.02) as of March 31, 2004, (d) Four Hundred Sixteen Thousand Six Hundred Sixty-Eight and 02/100 Dollars ($416,668.02) as of June 30, 2004, (e) Two Hundred Seventy-Seven Thousand Seven Hundred Seventy-Eight and 68/100 Dollars ($277,778.68) as of September 30, 2004 and (f) Sixty-Nine Thousand Four Hundred Forty-Four Dollars and 67/100 ($69,444.67) as of December 31, 2004.”

               (b)     The definition of “Debt Service Coverage Ratio” contained inSection 1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

““Debt Service Coverage Ratio” shall mean, for any Person, with respect to any period of determination, the ratio of (i) such Person’s net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses), plus depreciation and amortization deducted in determining net income for such period, plus tax benefits which offset any income tax expense provisions deducted in determining net income for such period, minus Unfinanced Capital Expenditures for such period plus the after-tax increase in LIFO reserves, or minus the after tax decrease in LIFO reserves, to (ii) such Person’s current principal maturities of long-term debt and capitalized leases paid or scheduled to be paid during such period, plus any prepayments on indebtedness owed to any other Person (exclusive of trade payables and Revolving Loans) and paid during such period, minus the Amortization Difference, plus, if the period of determination ends on and is for such Person’s Fiscal Year, any Permitted Dividends paid during such Fiscal Year.”

              (c)     The definition of “Excess Cash Flow” contained in Section 1 of the Loan Agreement is hereby deleted in its entirety.

       4.     Repayment of Term Loan B. Section 2(e)(iii) of the Loan Agreement is deleted in its entirety and replaced with the following:

“(iii) Repayment of Term Loan B. The principal of Term Loan B shall be repaid in (i) thirteen (13) equal and consecutive monthly installments of principal of Eighty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars (83,333.33), payable on the first day of each month during the period beginning on and including July 1, 2002 and ending on and including July 1, 2003 and (ii) six (6) equal and consecutive monthly installments of principal of One Hundred Fifty-Two Thousand Seven Hundred Seventy Eight Dollars ($152,778.00), payable on the first day of each month during the period beginning on and including August 1, 2003 and ending on and including January 1, 2004; provided that, on January 1, 2004, the Borrowers shall also repay any other remaining principal balance of the Term Loan B and interest accrued and unpaid thereon. If any such payment due date is not a Business Day, then such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.”

       5.     Mandatory Prepayments of Term Loans. Section 2(e)(v)(B) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                       “(B)      Intentionally Deleted.”

       6.     Change in Financial Statements due to Deletion of Excess Cash Flow. Section 9(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Financial Statements. The Borrowers shall deliver to Agent the following financial information of MTS and its Subsidiaries, all of which shall be prepared in accordance with GAAP consistently applied, shall be accompanied by a compliance certificate in the form of Exhibit B hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement, and shall be in form and content satisfactory to the Agent: (i) no later than thirty (30) days after the end of each calendar month, copies of internally prepared financial statements for such month, including, without limitation, balance sheets and statements of income, retained earnings and cash flow (“Financial Statements”), on a consolidated and consolidating basis, together with (A) a cumulative statement of income from the first day of the then current Fiscal Year to the last day of such month, (B) a report comparing Capital Expenditures for such month against the capital budget schedule attached hereto as Schedule 9(c) and identifying all expected changes in the timing or amount of Capital Expenditures, along with a comparison between the actual figures for such month, the comparable figures for the prior year period (only with respect to the balance sheet and income statement) and the comparable figures in the current year’s budget, along with management commentary. Such Financial Statements and additional financial information shall have been certified by the Chief Financial Officer of MTS to be true, accurate and complete in all material respects; and (ii) no later than forty-five (45) days after the end of each of the first three of MTS’s fiscal quarters, unaudited quarterly consolidated internally prepared Financial Statements, which Financial Statements shall have been certified by the Chief Financial Officer of MTS to be true, accurate and complete in all material respects; (iii) no later than ninety (90) days after the end of each Fiscal Year, audited consolidated annual Financial Statements, with an unqualified opinion by independent certified public accountants selected by MTS and reasonably satisfactory to Agent, which Financial Statements shall be accompanied by (A) a letter from such accountants substantially in the form of Exhibit E attached hereto and (B) copies of any management letters, reports or other detailed information concerning significant aspects of MTS’s operations and financial affairs given to MTS or any of its Subsidiaries by such accountants.”

        7.      Financial Covenants.

                 (a)      Section 14(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(d) Capital Expenditure Limitations. MTS and its Subsidiaries on a consolidated basis shall not make Capital Expenditures in excess of (i) Two Million Six Hundred Thousand Dollars ($2,600,000.00) during the Fiscal Year ending March 31, 2004, (ii) One Million Eight Hundred Thousand Dollars ($1,800,000.00), plus the Carryover Amount during the Fiscal Year ending March 31, 2005 and (iii) One Million Eight Hundred Thousand Dollars ($1,800,000.00) during any Fiscal Year thereafter. As used herein “Carryover Amount” shall mean (A) an amount equal to the remainder of (1) Two Million Six Hundred Thousand Dollars ($2,600,000.00), minus (2) the actual amount of Capital Expenditures for the Fiscal Year ending March 31, 2004, provided Term Loan B has been repaid in full on or prior to June 1, 2004 and (B) zero, if Term Loan B has not been repaid in full on or prior to June 1, 2004.”

       8.      Amendment Fee. Contemporaneously with the execution hereof, and in addition to all other sums due from Borrowers to Agent and/or Lender, Borrowers shall pay to Agent an amendment fee in an amount equal to Seven Thousand Five Hundred Dollars ($7,500.00) (the “Amendment Fee”). The Amendment Fee may be debited from any account of either Borrower maintained with Agent, Lender or LaSalle Bank or charged to the Revolving Loan.

       9.       Release. Borrowers and each Guarantor acknowledge and agree that it has no claims, suits or causes of action against Agent or Lender and hereby remises, releases and forever discharges Agent, Lender, their officers, directors, shareholders, employees, agents, successors and assigns from any claims, suits or causes of action whatsoever, in law or equity, which either Borrower or any Guarantor has or may have arising from any act, omission or otherwise, at any time up to and including the date of this Amendment.

       10.       Additional Documents; Further Assurances. Borrowers shall execute and deliver to Agent, or to cause to be executed and delivered to Agent, at the sole cost and expense of Borrowers, from time to time, the Guaranty and any and all other documents, agreements, statements, certificates and information as Agent shall reasonably request to evidence or effect the terms of the Loan Agreement, as amended, or any of the Other Agreements, as amended, or to enforce or protect Agent’s interest in all Collateral. All such documents, agreements, statements, certificates and information shall be in form and content acceptable to Agent.

       11.       Further Agreements and Representations. Each Borrower does hereby:

                   (a)      ratify, confirm and acknowledge that, as amended hereby, the Loan Agreement and all Other Agreements are valid, binding and in full force and effect;

                   (b)      covenant and agree to perform all obligations of such Borrower contained herein, in the Loan Agreement and in the Other Agreements, as amended hereby;

                   (c)      acknowledge and agree that as of the date hereof, such Borrower has no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Loan Agreement or any of the Other Agreements or the enforcement of any of the terms or conditions thereof;

                   (d)      represent and warrant that no Default or Event of Default exists under the Loan Agreement;

                   (e)      acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the Other Agreements, and does not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to Agent therein, which liens, security interests, rights and remedies are hereby ratified, confirmed, extended and continued as security for the Liabilities as amended; and

                   (f)      acknowledge and agree that such Borrower’s failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Loan Agreement and each of the Other Documents as amended.

       12.       Fees, Costs, Expenses and Expenditures. Each Borrower agrees to pay all of Agent’s expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including, without limitation, fees, disbursements, expenses and disbursements of counsel retained by Agent and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated.

       13.       Inconsistencies. To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement or the Other Agreements, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Agreement and the Other Agreements not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

       14.       Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

       15.       Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

       16.       Headings. The headings of the articles, sections, paragraphs and clauses of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

[SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the day and year first above written.

MEDICAL TECHNOLOGY SYSTEMS, INC.

By:
Name/Title:

MTS PACKAGING SYSTEMS, INC.

By:
Name/Title:

LASALLE BUSINESS CREDIT, LLC, successor by merger to LaSalle Business Credit, Inc., as Agent for Standard Federal Bank National Association

By:
Name/Title:

STANDARD FEDERAL BANK NATIONAL ASSOCIATION

By:
Name/Title:

RATIFICATION AND CONFIRMATION OF GUARANTY

        The undersigned, intending to be legally bound hereby, (1) acknowledge and agree to the foregoing Amendment, (2) agree to be bound by the foregoing Amendment including, without limitation, by Section 4 thereof and (3) agree that those certain Continuing Unconditional Guaranty Agreements from each of the undersigned to Agent dated June 26, 2002 are in full force and effect.

MEDICATION MANAGEMENT TECHNOLOGIES, INC.

By:
Name/Title:

MEDICATION MANAGEMENT SYSTEMS, INC.

By:
Name/Title:

MEDICAL TECHNOLOGY LABORATORIES, INC.

By:
Name/Title:

Schedule 1

Transferred Assets

Various items of inventory and related accounts.